UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2015

Ziwira Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-203471	36-4803614
(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue, 9th Floor, New York, NY 10022
(Address of principal executive offices) (Zip Code)

(800) 953-6593
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2015 (the “Closing Date”), Ziwira, Inc., a Delaware corporation (“we” or the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) whereby the Company acquired all of the assets related to an Internet Portal to be used as part of the Company’s online marketplace (the “Acquisition”). The Internet Portal was owned by Ziwira Eco Tech FZCO, a corporation organized under the laws of The United Arab Emirates (“FZCO”). One of the owners of FZCO is Dliar Adam Merza, one of our officers and directors. On October 24, 2015, the parties executed all documents related to the Acquisition.

Upon the closing of the Acquisition, the Company received 100% ownership of the Internet Portal, consisting of the Internet Portal, a domain name and the source code associated with the Internet Portal, valued at $599,060 in exchange for a Convertible Promissory Note (the “Note”) in an amount of $599,060. The Note accrues interest at a rate of 10% per annum, and must be paid back on or before two years from the date of the Note. The Note may only be converted upon the occurrence of: 1) a sale of substantially all of the equity interest of the Company, or 2) a private placement transaction of the Company’s equity securities or securities convertible into the Company’s equity securities. If the Note becomes convertible, the conversion price is $0.35 per share. The Acquisition was subject to customary closing conditions. A copy of Asset Purchase Agreement dated October 19, 2015 and executed on October 24, 2015, is included as Exhibit 10.1 hereto.

The foregoing description of the Acquisition and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement and incorporated exhibits, which is filed as Exhibit 10.1 hereto, and the Convertible Promissory Note, which is filed as Exhibit 10.2 hereto, and which are incorporated herein by reference.

The Note and underlying shares issued in connection with the Acquisition were not registered under the Securities Act, and were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 and Item 5.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 3, 2015, Haidar Al-Saadi was elected to serve as a director of the Company. Mr. Al-Saadi was issued 2,000,000 shares of common stock as compensation for his agreement to serve as a member of the board of directors. There are currently no agreements in place for additional compensation to be paid to Mr. Al-Saadi.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1	Asset Purchase Agreement and Exhibits
10.2	Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIWIRA, INC.

Date: November 4, 2015	By:	/s/ Dliar Adam Merza
Dliar Adam Merza, Chief Executive Officer

	By:	/s/ Firas Khaleel Al Haddad
Firas Khaleel Al Haddad, Chief Operating Officer